Exhibit 19


Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               4

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,199,999,975.21              169,768
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $486,000,000.00         3.150%                 December 15, 2005
   Class A-2 Notes                                                  990,000,000.00         3.780%                September 15, 2007
   Class A-3 Notes                                                  881,000,000.00         4.170%                  January 15, 2009
   Class A-4 Notes                                                  470,165,000.00         4.380%                  January 15, 2010
   Class B Notes                                                     89,279,000.00         4.640%                    April 15, 2010
   Class C Notes                                                     59,519,000.00         4.830%                   August 15, 2010
   Class D Certificates                                              59,519,000.00         6.780%                September 15, 2011
                                                                     -------------
      Total                                                      $3,035,482,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $10,848,848.67                    $0.00          $10,848,848.67
  Repurchased Loan Proceeds Related to Interest                             508.73                     0.00                  508.73
                                                                            ------                     ----                  ------
      Total                                                         $10,849,357.40                    $0.00          $10,849,357.40
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   2,248,417.49                     0.00            2,248,417.49
                                                                      ------------                     ----            ------------
      Total                                                          $2,248,417.49                    $0.00           $2,248,417.49
  Principal:
  Principal Collections                                             $57,423,082.92                    $0.00          $57,423,082.92
  Prepayments in Full                                                44,273,502.18                     0.00           44,273,502.18
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        140,257.22                     0.00              140,257.22
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $101,836,842.32                    $0.00         $101,836,842.32
  Liquidation Proceeds                                                                                                  $827,695.07
  Recoveries from Prior Month Charge-Offs                                                                                  5,874.50
                                                                                                                           --------
      Total Principal Collections                                                                                   $102,670,411.89
  Principal Losses for Collection Period                                                                              $1,288,654.33
  Total Regular Principal Reduction                                                                                 $103,125,496.65
  Total Collections                                                                                                 $115,768,186.78



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $115,768,186.78
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $115,768,186.78





                                                          Page 1



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               4

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,372,198.72        $2,372,198.72                $0.00
   Amount per $1,000 of Original Balance               0.78                 0.78                 0.00





                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                   $346,839.54         $346,839.54                  $0.00                $0.00               $0.00
   Class A2 Notes                  3,118,500.00        3,118,500.00                   0.00                 0.00                0.00
   Class A3 Notes                  3,061,475.00        3,061,475.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,716,102.25        1,716,102.25                   0.00                 0.00                0.00
   Class B Notes                     345,212.13          345,212.13                   0.00                 0.00                0.00
   Class C Notes                     239,563.98          239,563.98                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $8,827,692.90       $8,827,692.90                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $336,282.35         $336,282.35               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $9,163,975.25       $9,163,975.25               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $104,232,012.81
  Principal Distribution Amounts
   First Priority Distribution Amount                  $0.00
   Second Priority Distribution Amount          6,892,255.49
   Third Priority Distribution Amount          59,519,000.00
   Regular Principal Distribution Amount       70,954,129.83
                                               -------------
      Principal Distribution Amount          $137,365,385.32

  Noteholder Principal Distributions:
   Class A1 Notes                                       $104,232,012.81
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $104,232,012.81

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $104,232,012.81

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $115,768,186.78
  Total Distribution (incl. Servicing Fee)  $115,768,186.78


                                                          Page 2



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               4


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $214.47                   $0.71                  $215.18
  Class A2 Notes                                                 0.00                    3.15                     3.15
  Class A3 Notes                                                 0.00                    3.48                     3.48
  Class A4 Notes                                                 0.00                    3.65                     3.65
  Class B Notes                                                  0.00                    3.87                     3.87
  Class C Notes                                                  0.00                    4.03                     4.03
                                                                 ----                    ----                     ----
      Total Notes                                              $35.02                   $2.97                   $37.99

  Class D Certificates                                          $0.00                   $5.65                    $5.65
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $34.34                   $3.02                   $37.36


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,617,830,110.21       0.8796582              $2,513,598,097.40        0.8446335

  Class A1 Notes                               127,867,110.21       0.2631010                  23,635,097.40        0.0486319
  Class A2 Notes                               990,000,000.00       1.0000000                 990,000,000.00        1.0000000
  Class A3 Notes                               881,000,000.00       1.0000000                 881,000,000.00        1.0000000
  Class A4 Notes                               470,165,000.00       1.0000000                 470,165,000.00        1.0000000
  Class B Notes                                 89,279,000.00       1.0000000                  89,279,000.00        1.0000000
  Class C Notes                                 59,519,000.00       1.0000000                  59,519,000.00        1.0000000
  Class D Certificates                          59,519,000.00       1.0000000                  59,519,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $2,677,349,110.21       0.8820178              $2,573,117,097.40        0.8476799


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.50%                                           5.49%
  Weighted Average Remaining Maturity (WAM)              49.08                                           48.21
  Remaining Number of Receivables                      158,481                                         155,285
  Portfolio Receivable Balance               $2,846,638,468.12                               $2,743,512,971.47



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $11,435,129.83
  Specified Credit Enhancement Amount                                                                        $27,435,129.71
  Yield Supplement Overcollateralization Amount                                                             $192,094,116.75
  Target Level of Overcollateralization                                                                     $203,529,246.58






                                                          Page 3



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               4

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $15,999,999.88
  Specified Reserve Account Balance                                                                           15,999,999.88
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             15,999,999.88
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $15,999,999.88
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $827,695.07
  Recoveries from Prior Month Charge-Offs                                                                                 $5,874.50
  Total Principal Losses for Collection Period                                                                        $1,288,654.33
  Charge-off Rate for Collection Period (annualized)                                                                          0.19%
  Cumulative Net Losses for all Periods                                                                               $1,036,879.22


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           904                $16,194,924.68
  61-90 Days Delinquent                                                                            80                 $1,423,615.78
  91-120 Days Delinquent                                                                           20                   $408,713.91
  Over 120 Days Delinquent                                                                          6                   $122,122.88

  Repossesion Inventory                                                                            87                 $1,593,252.03


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0708%
  Preceding Collection Period                                                                                               0.1421%
  Current Collection Period                                                                                                 0.1954%
  Three Month Average                                                                                                       0.1361%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0467%
  Current Collection Period                                                                                                 0.0683%
  Three Month Average                                                                                                       0.0482%






                                                          Page 4




  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               4

  Worksheet Information
  ---------------------
  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $3,591,344.23                         $0.00
  New Advances                                                                           2,221,017.09                          0.00
  Servicer Advance Recoveries                                                            1,430,169.53                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $4,382,191.79                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $27,400.40                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00









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